SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 17, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 17, 2008, the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) appointed Walter Z. Berger as the Company’s executive vice president and chief financial officer, effective upon Mr. Berger’s commencement of employment with the Company on June 23, 2008. S. Douglas Hutcheson, the Company’s president and chief executive officer, had served as acting chief financial officer since September 2007.
     Prior to joining the Company, Mr. Berger, age 52, served in senior management roles at CBS Corporation, including as executive vice president and chief financial officer of CBS Radio from 2006 to 2008. Prior to that, Mr. Berger served as executive vice president, chief financial officer and a director of Emmis Communications Corporation from 1999 to 2005. Prior to Emmis, Mr. Berger served as executive vice president and chief financial officer of LG&E Corporation from 1996 to 1997 and was promoted to group president of the Energy Marketing Division in 1997 where he served until 1999. From 1985 to 1996, Mr. Berger held a number of financial and operating management roles in the manufacturing, service and energy fields, after having begun his career in audit with Arthur Andersen in 1977. Mr. Berger received a B.A. in business administration from the University of Massachusetts, Amherst.
     In connection with his employment, Mr. Berger will receive an annual base salary of $530,000, a sign-on bonus of $50,000 and an opportunity to earn an annual performance bonus. Mr. Berger’s target performance bonus will be 80% of his annual base salary, with bonus payouts based on Company and individual performance. The Company also agreed to pay Mr. Berger a $50,000 retention bonus upon the completion of his first, second and third years of employment. In addition, the Company agreed to grant Mr. Berger 45,000 restricted shares of the Company’s common stock at a purchase price of $0.0001 per share and options to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan. These equity awards will vest over a four year period, with 25,000 of the shares of restricted stock and 50,000 of the options eligible to vest on an accelerated basis if Mr. Berger’s employment is terminated in connection with a change of control that occurs prior to his completion of at least eighteen months of service and with all of the shares of restricted stock and options eligible to vest on an accelerated basis if his employment is terminated in connection with a change of control that occurs after that time. Mr. Berger also received reasonable and customary relocation benefits. The Company and Mr. Berger will also enter into the Company’s standard form of severance benefits agreement and director and officer indemnity agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 17, 2008
	By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
President and Chief Executive Officer